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                                                                   Exhibit 23(a)

                             Jones & Blouch L.L.P.
                                 Suite 405 West
                       1025 THOMAS JEFFERSON STREET, N.W.
                          WASHINGTON, D.C. 20007-0805
                                 (202) 223-3500



                                                                 April 10, 1997

The Board of Directors
The Manufacturers Life Insurance
  Company of America
500 N. Woodward Avenue
Bloomfield Hills, MI 48304

Dear Sirs:

     We hereby consent to the reference to this firm under the caption, "Legal Matters" in the prospectus contained in post-effective amendment No. 7 to the registration statement on Form S-1 of The Manufacturers Life Insurance Company of America, File No. 33-57020, to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.

                                                      Very truly yours,

                                                      Jones & Blouch L.L.P.

                                                      Jones & Blouch L.L.P.